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                                                                     EXHIBIT 5.1

                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921

October 11, 2000

Neose Technologies, Inc.
102 Witmer Road
Horsham, PA  19044

Re: Neose Technologies, Inc. - Registration Statement on Form S-8 Relating to the NEOSE TECHNOLOGIES, INC. 1995 STOCK OPTION/STOCK ISSUANCE PLAN

Ladies and Gentlemen:

As counsel to Neose Technologies, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 690,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the Neose Technologies, Inc. 1995 Stock Option/Stock Issuance Plan, as amended and restated as of June 26, 2000 (the "Plan").

In rendering the opinion set forth below, we have reviewed the Registration Statement and the exhibits thereto, including the plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP